Exhibit 10.4

O   Y   S   T E RP   O   I N TM   A   R   I N AP   L   A   Z A

Fourth Amendment to Office Lease

THIS FOURTH AMENDMENT TO OFFICE LEASE (the “Fourth Amendment”) is made and entered into as  of March  7, 2016, by and  between  KASHIWA  FUDOSAN  AMERICA,  INC., a California corporation (“Landlord”) and SUNESIS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

Recitals

A. Landlord and Tenant have heretofore entered into that certain lease dated August 1, 2013 (the “Lease”) for premises described as Suite 400 (the “Premises”), initially containing approximately 15,378 rentable square feet, in the building located at 395 Oyster Point Boulevard, South San Francisco, California (the “Building”), which forms part of the office building complex commonly known as Oyster Point Marina Plaza (the “Complex”).

B. The Lease has heretofore been amended by the following instruments: (i) that certain First Amendment to Office Lease dated as of June 3, 2014 (the “First Amendment”), under which the parties agreed to extend the Term of the Lease through June 30, 2015 and to expand the Premises by the addition thereto of Suite 300 containing approximately 6,105 rentable square feet of space; (ii) that certain Second Amendment to Office Lease dated as of January 28, 2015 (the “Second Amendment”), under which the parties agreed to extend the Term of the Lease through December 31, 2015, and to grant Tenant an extension option for an additional term of six (6) months (the “Extension Option”); and (iii) that certain Third Amendment to Office Lease dated as of September 1, 2015 (the “Third Amendment”), under which the parties agreed to extend the Term of the Lease through June 30, 2016, pursuant to Tenant’s valid exercise of its Extension Option.

C. The parties mutually desire to amend the terms of the Lease to extend its Term and effect certain other related changes, all on and subject to the terms and conditions hereof.

Agreement

Now, therefore, in consideration of the mutual terms and conditions herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1 SUMMARY TABLE. The Table set forth in § 1.2 of the Lease as heretofore amended is hereby superseded and replaced in its entirety by the following table, which shall constitute the Table under § 1.2 of the Lease for all purposes from and after the Effective Date of this Fourth Amendment:

PERIODS	SUITE NO.	RSF	USF	MONTHLY BASE RENT	TENANT’S SHARE BLDG	TENANT’S SHARE COMPLEX	BASE YEAR
July 1, 2016 through June 30, 2017	400	15,378	13,372	$38,445.00	6.608%	3.311%	2016
	300	6,105	5,231	$15,262.50	2.623%	1.314%	2016
July 1, 2017, through June 30, 2018	400	15,378	13,372	$39,598.35	6.608%	3.311%	2016
	300	6,105	5,231	$15,720.38	2.623%	1.314%	2016

In the event of any conflict between the terms contained in the Table and the terms contained in subsequent paragraphs of this Fourth Amendment, the terms of the Table shall control, except as may be expressly varied in any subsequent paragraph of this Fourth Amendment.

Oyster Point Marina Plaza Fourth Amendment to Office Lease Kashiwa Fudosan America, Inc. :: Sunesis Pharmaceuticals, Inc.
sunesis 4a4-042216.doc (4/22/2016)	page 1 of 6	[Suites 300 & 400/395 OPB; 21,483 rsf]

2 EFFECT OF AMENDMENT. Landlord and Tenant agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth herein will be deemed to be part of the Lease and shall supersede, to the extent they differ, any contrary provisions in the Lease. Terms defined in the Lease, the First Amendment, the Second Amendment, and the Third Amendment shall have the same meanings in this Fourth Amendment, unless a different definition is set forth in this Fourth Amendment. The term Lease as used herein shall be deemed to include the First Amendment, the Second Amendment, and the Third Amendment, each of which may also be referred to separately herein. A true, complete, and correct copy of the Lease is attached hereto as Exhibit A and incorporated herein by reference.

3 EFFECTIVE DATE. The amendments and changes specified in this Fourth Amendment shall become effective on July 1, 2016 (the “Effective Date”). Notwithstanding the foregoing, this Fourth Amendment shall constitute the fully-binding agreement and contract of the parties from and after the date of the parties’ execution and delivery of this Fourth Amendment to each other.

4 EXTENSION OF LEASE TERM. The Term of the Lease specified in § 1.4 of the Lease as heretofore amended is hereby extended for an additional period of two (2) years commencing on July 1, 2016, and the Expiration Date of the Lease is hereby amended accordingly to June 30, 2018, as shown in the Table above.

4.1 Early Termination Right. Notwithstanding anything to the contrary in the Lease as heretofore amended and under this Fourth Amendment, Tenant shall have the right in its sole and absolute discretion to terminate this Lease effective on June 30, 2017 (the ”Early Termination Date”) upon prior written notice given to Landlord no later than 5:00 p.m. on March 1, 2017 (the “Termination Notice”). If Tenant elects to give Landlord such a Termination Notice, the Lease shall terminate on the Early Termination Date with the same effect as if the Term of the Lease had expired on the Early Termination Date, and Tenant agrees to observe all the terms of the Lease regarding vacation and condition of the Premises upon expiration of the Term in any such case. In consideration of the termination right granted to Tenant hereunder, Tenant agrees to pay to Landlord on the date Tenant delivers its Termination Notice a termination fee equal to Fifty Thousand Dollars ($50,000.00) (the “Termination Fee”). Tenant’s payment of the Termination Fee when and as required under this 4.1 is an express condition precedent to Tenant’s effective exercise of its termination option hereunder; and if Tenant fails to exercise its termination option when and as provided hereunder, including timely payment of the Termination Fee, Tenant’s exercise of its termination option shall be void and of no effect, and the Lease shall remain in effect as if Tenant had not attempted the exercise of its termination option.  Time is of the essence of this 4.1.

4.2 Option to Renew. Tenant is hereby granted one (1) option to extend (the “Extension Option”) the Term of the Lease for one (1) additional period of two (2) years (the “Extension Period”). The Extension Period term shall begin the first day following the Expiration Date as extended hereunder and shall take effect on the same terms and conditions in effect under the Lease immediately prior to the first Extension Period as set forth in 3 and 5 of the Third Amendment, except that (i) Tenant shall have no further option to extend the Term and (ii) monthly Base Rent shall be the rate which is Fair Market Value. The “Fair Market Value” shall be the effective rent (face rental rate less free rent) being charged for comparable space in comparable buildings in the vicinity of the Building leased on comparable terms and shall be limited the rates charges in such comparable transactions for tenants renewing or extending their leases.

(a) Exercise of Option. The Extension  Option  may be exercised  only by

(i) delivering in person to Landlord’s Building Manager in the Building Office written notice of Tenant’s irrevocable election to exercise no earlier than ten (10) months and no later than six (6) months prior to the commencement of the Extension Period, and

(ii) collecting and retaining in exchange for such notice of exercise an original written receipt therefor signed and dated by Landlord’s Building Manager. Tenant’s exercise of its Extension Option shall not be effective or valid if there is any deviation in the timing or manner of exercise prescribed herein.

Oyster Point Marina Plaza Fourth Amendment to Office Lease Kashiwa Fudosan America, Inc. :: Sunesis Pharmaceuticals, Inc.
sunesis 4a4-042216.doc (4/22/2016)	page 2 of 6	[Suites 300 & 400/395 OPB; 21,483 rsf]

(b) Failure to Exercise. If Tenant shall fail validly and timely to exercise the Extension Option herein granted, said Extension Option shall terminate and shall be null and void and of no further force and effect.

(c) Fair Market Value. Provided that Tenant has validly exercised its Extension Option when and as required under 4.2(a) above, Landlord shall provide written notice to Tenant of its determination of the Fair Market Value within ten (10) business days after receiving Tenant’s exercise of its Extension Option. If Tenant objects to Landlord’s determination of the Fair Market Value, Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Value using their best good-faith efforts to reach agreement within thirty (30) days following Tenant’s receipt of Landlord’s determination of the Fair Market Value (the “Outside Agreement Date”).  If following the Outside Agreement Date the parties fail to agree, then Tenant may elect, by written notice delivered to Landlord within three (3) business days after the Outside Date, either to accept Landlord’s determination of the Fair Market Value or cancel its exercise of the Extension Option. If Tenant fails for any reason to deliver to Landlord its written notice of election as and when prescribed in the previous sentence, the Term of the Lease shall be extended pursuant to Tenant’s exercise of its Extension Option at the monthly Base Rent previously determined by Landlord as  Fair Market Value in Landlord’s notice of determination of Fair Market Value.

(d) Default. Tenant’s exercise of the Extension Option shall, at Landlord’s election, be null and void if an Event of Default by Tenant exists on the date of Tenant’s notice of exercise or at any time thereafter and prior to commencement of the Extension Period. Tenant’s exercise of the Extension Option shall not operate to cure any Event of Default by Tenant nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such Event of Default. If the Lease or Tenant’s right to possession of the Premises shall terminate before Tenant shall have exercised the Extension Option, then immediately upon such termination the Extension Option shall simultaneously terminate and become null and void.

(e) Time. Time is of the essence of the Extension Option granted hereunder.

5 EXTENSION TERM BASE YEAR. As specified in the Table above, the Base Year for the purposes calculating Tenant’s Share of Increased Operating Expenses and Increased Taxes under Article 4 of the Lease as heretofore amended shall remain calendar year 2016 from and after the Effective Date of this Fourth Amendment.

6 EXTENSION TERM BASE RENT. The Base Rent for the Premises specified in § 1.5 of the Lease as heretofore amended shall be the amounts specified as Monthly Base Rent in the Table above for the various periods and spaces set forth in the Table from and after the Effective Date of this Fourth Amendment.

7 USE OF FURNITURE. Tenant’s right to use the Furniture as set forth in 8 of the First Amendment shall remain unchanged through the Expiration Date as extended hereunder.

8 CONDITION OF PREMISES. Except as otherwise expressly provided in this 8 with respect to Landlord’s preparation of the Premises for Tenant’s continued occupancy, Tenant shall accept the Premises, any existing Improvements in the Premises, and the Systems and Equipment serving the same in an “as is” condition on the Effective Date of this Fourth Amendment, and Landlord shall have no obligation to improve, alter, remodel, or otherwise modify the Premises in connection with Tenant’s continued occupancy of the Premises from and after the Effective Date of this Fourth Amendment.

Oyster Point Marina Plaza Fourth Amendment to Office Lease Kashiwa Fudosan America, Inc. :: Sunesis Pharmaceuticals, Inc.
sunesis 4a4-042216.doc (4/22/2016)	page 3 of 6	[Suites 300 & 400/395 OPB; 21,483 rsf]

8.1 Landlord’s Preparation. Landlord shall use reasonable diligence in completing and preparing the Premises for Tenant’s continued occupancy on or before the Effective Date of this Fourth Amendment. The facilities, materials, and work to be furnished, installed, and performed in the Premises by Landlord are referred to as the “Work.” Any other installations, materials, and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate, and furnish the Premises for Tenant’s continued occupancy are referred to as the “Tenant’s Work,” which shall include the connection and/or rewiring of Tenant’s telephone and data lines. The parties agree that Landlord’s Work, to be completed at Landlord’s sole cost and expense, shall consist of the following items only:

(i) installation of new Building-standard VCT flooring in the kitchen and break room;

(ii) replacement of any damaged and/or stained ceiling tiles and damaged mini blinds as needed;

(iii) replacement of the front door to Suite 400;

(iv) replacement of the dishwasher in the kitchen;

(v) application of Landlord’s good-faith efforts to modify the suite signage on the Tenant’s floors to better prevent visitors from mistaking Tenant’s suite entrances for a common lobby area;

(vi) installation outside of business hours of approximately 1,200 square feet of R30 insulation in the ceilings above office areas and a conference room in order to lessen ambient noise in accordance with the DA Pope Bid Proposal dated April 14, 2016, that is attached hereto as Exhibit B and incorporated herein by reference; and

(vii) delivery of the Premises with all Systems and Equipment serving the same in good working order and condition.

8.1.1 Interference with Tenant’s Business. The parties acknowledge that Tenant shall be in possession of the Premises and shall conduct its business in the Premises during the Work required under this Fourth Amendment. Landlord shall have no liability to Tenant, nor shall Tenant’s obligations under the Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption, or injury to business arising from Landlord’s performance of the Work or from Landlord’s making any repairs or changes which Landlord is required or permitted to perform by this Fourth Amendment or by any other tenant’s lease or required by law to make in or to any portion of the Complex, Property, Building, or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant’s business in the Premises. Landlord agrees to use reasonable efforts  to avoid interference with Tenant’s use and occupancy of the Premises during the performance of the Work and agrees to cause the application of paint and any work generating unreasonable noise outside of normal business hours. The parties agree that Landlord shall not be liable for any damages which Tenant may incur during the performance of the Work, except to the extent that Tenant’s actual damages are the result of Landlord’s negligence or wilfull misconduct. In no circumstances shall Landlord be liable to Tenant for business interruption, lost profits, or compensatory or consequential damages of any kind by virtue of Landlord’s Work. Tenant specifically agrees that any interference with Tenant’s use or occupancy of the Premises caused by the performance of the Work shall not constitute a constructive eviction.

8.1.2 Readiness for Occupancy. The Premises shall be deemed ready for occupancy on the earliest date on which all of the following conditions (the “Occupancy Conditions”) have first been met:

(a) Substantial Completion of Work. The Work has been substantially completed; and it shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant’s beneficial use of the Premises  for its intended purposes;

Oyster Point Marina Plaza Fourth Amendment to Office Lease Kashiwa Fudosan America, Inc. :: Sunesis Pharmaceuticals, Inc.
sunesis 4a4-042216.doc (4/22/2016)	page 4 of 6	[Suites 300 & 400/395 OPB; 21,483 rsf]

(b) Access and Services. Reasonable means of access and facilities necessary to Tenant’s use and occupancy of the Premises, including corridors, elevators, stairways, heating, ventilating, air-conditioning, sanitary, water, and electrical facilities (but exclusive of parking facilities) have been installed and are in reasonably good operating order and available to Tenant; and

(c) Certificate of Occupancy or Completion. A certificate of occupancy, certificate  of completion, final inspection card, or similar required governmental approval (temporary or final) has been issued by the City of South San Francisco permitting use of the Premises  for office purposes.

8.2 Notice of Defects. It shall be conclusively presumed upon Tenant’s taking actual possession of the Premises that the same were in satisfactory condition (except for latent defects) as of the date of such taking of possession, unless within thirty (30) days after the Effective Date of this Fourth Amendment Tenant shall give Landlord notice in writing specifying the respects in which the Premises were not in satisfactory condition.

9 SECURITY DEPOSIT. Tenant’s Security Deposit specified in § 5.1 of the Lease as heretofore amended shall remain unchanged in consequence of the parties’ execution and delivery of this Fourth Amendment to each other.

10 SIGNAGE. In addition to Tenant’s existing suite and lobby directory signage, Tenant at Tenant’s sole cost and expense shall have the right to install a monument sign in the landscaping of the Building in a location and style to be approved in advance in writing by Landlord in Landlord’s sole and absolute discretion (the “Monument”). If Tenant elects to install the Monument, Tenant shall, at Tenant’s sole cost and expense, (i) remove the Monument on or before the Expiration Date as extended under this Fourth Amendment and (ii) restore the area to its status in quo ante.

11 ACCESS INSPECTION DISCLOSURE. Pursuant to California Civil Code § 1938, Landlord hereby notifies Tenant that, as of the date of this Fourth Amendment, the Premises have not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code § 55.53, and the Premises have not been determined to meet all applicable construction-related accessibility standards pursuant to Civil Code § 55.53.

12 NO DISCLOSURE. Tenant agrees that it shall not disclose any of the matters set forth in this Fourth Amendment or disseminate or distribute any information concerning the terms, details, or conditions hereof to any person, firm, or entity without obtaining the express written approval of Landlord, except that Tenant may make disclose information required to be disclosed regarding this terms of the Lease in connection with filings required by Securities and Exchange Commission.

13 DEFINED TERMS. Terms used herein that are defined in the Lease shall have the meanings therein defined, unless a different definition is set forth in this Fourth Amendment. In the event of any conflict between the provisions of the Lease, and this Fourth Amendment, the terms of this Fourth Amendment shall prevail.

14 SURVIVAL. Warranties, representations, agreements, and obligations contained in this Fourth Amendment shall survive the execution and delivery of this Fourth Amendment and shall survive any and all performances in accordance with this Fourth Amendment.

15 COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts, which each severally and all together shall constitute one and the same Fourth Amendment.

16 ATTORNEYS’ FEES. If any party obtains a judgement against any other party or parties by reason of breach of this Fourth Amendment, reasonable attorneys’ fees and costs as fixed by the court shall be included in such judgement against the losing party or parties.

17 SUCCESSORS. This Fourth Amendment and the terms and provisions hereof shall inure to the benefit of and be binding upon the heirs, successors, and assigns of the parties.

Oyster Point Marina Plaza Fourth Amendment to Office Lease Kashiwa Fudosan America, Inc. :: Sunesis Pharmaceuticals, Inc.
sunesis 4a4-042216.doc (4/22/2016)	page 5 of 6	[Suites 300 & 400/395 OPB; 21,483 rsf]

18 AUTHORITY. Each of the individuals executing this Fourth Amendment represents and warrants that he or she is authorized to execute this Fourth Amendment on behalf of the party for whom he or she is executing this Fourth Amendment and that by his or her signature such party is legally bound by the terms, covenants, and conditions of this Fourth Amendment.

19 GOVERNING LAW. This Fourth Amendment shall be construed and enforced in accordance with the laws of the State of California.

20 CONTINUING VALIDITY OF LEASE. Except as expressly modified herein, the Lease remains in full force and effect.

21 CONFLICTS. In the event of any conflict between the provisions of the Lease and those of this Fourth Amendment, the terms and provisions of this Fourth Amendment shall control.

22 LANDLORD’S REPRESENTATIVE. Tenant acknowledges and agrees that, in executing this Fourth Amendment, TAK Development, Inc., a California corporation, is acting solely in its capacity as Landlord’s authorized attorney-in-fact. TAK Development, Inc. is not acquiring or assuming any legal liability or obligation to any other party executing this Fourth Amendment, and any claim or demand of any such other party arising under or with respect to this Fourth Amendment shall be made and enforced solely against Landlord.

23 EXHIBITS. The following exhibits have been attached to this Fourth Amendment by the parties prior to their execution and delivery of the same to each other, which are incorporated herein by reference:

Exhibit A—The Lease

Exhibit B—DA Pope Bid Proposal

24 WHOLE AGREEMENT. The mutual obligations of the parties as provided herein are the sole consideration for this Fourth Amendment, and no representations, promises, or inducements have been made by the parties other than as appear in this Fourth Amendment, which supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Fourth Amendment. This Fourth Amendment may not be amended except in writing signed by all the parties.

In witness whereof, the parties have executed this Fourth Amendment as of the date first above written.

Landlord:			Tenant:
KASHIWA FUDOSAN AMERICA, INC., a California corporation			SUNESIS PHARMACEUTICALS, INC., a Delaware corporation
By:	TAK Development, Inc., a California corporation		By:
Its:	Attorney-in-Fact		[name typed]
Its:
	By:	Yujin Yamaai, Vice President

Robert L. Delsman
Approved as to Legal Form &
Sufficiency Berkeley, California
2016.04.22 15:16:38 -07'00'

Oyster Point Marina Plaza Fourth Amendment to Office Lease Kashiwa Fudosan America, Inc. :: Sunesis Pharmaceuticals, Inc.
sunesis 4a4-042216.doc (4/22/2016)	page 6 of 6	[Suites 300 & 400/395 OPB; 21,483 rsf]

EXHIBIT B

TO:	BID PROPOSAL FOR:

CUSHMAN & WAKEFIELD 400 Oyster Point Blvd. #117 So. San Francisco, CA 94080	OYSTER POINT Marina Business Pk 395 Oyster Point Blvd So_ San Francisco, CA	Tenant: Suite: Sq. Ft.	Sunesis #400	14-Apr-16 Estimate # ETA-1

Page 1 of 1

DESCRIPTION	QUANTITY	UNIT COST		EXTENSION	COST/SF

CEILINGS:
!install R30 Insulation In ceilings	12001	2.65 sq.ft		3.180.00J	o.ooj

ADMINISTRATION:
IPermits/Inspections		NIC		o.ool	o.ool

!Overhead & Profit		9.5%		302101	o.ool

		TOTAL:		$3,482.10 !	o.ool
ALTERNATE:
1) Work performed on OT			ADD	$528.00

NOTES AND CLARIFICATIONS:
Pricing includes just the items noted				D ( D	----
				/ I
Pricing is based upon direction of C&W Representative

All work is priced to be performed during normal business hours.

R30 wall & ceiling insulation will reduce but not eliminate noise

EXCLUSIONS:

Removal or disposal of hazardous or undesireable materials.

Authorized to complete the described work for the proposed price as outlined on this sheet. (quoted prices are valid for a period of 30 days from the date of this estimate)

Name:	Company:	Date:

1160 Chess Drive, Suite 11	Foster City, CA 94404	Telephone: 650.349.5086	Fax: 650.349.3016